UNITED STATES
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E. I. du Pont de Nemours and Company
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corpnews FOR IMMEDIATE RELEASE Contact: Dan Turner 302-774-0081 daniel.a.turner@dupont.com DUPONT COMMENTS ON GLASS LEWIS REPORT DuPont Urges Shareholders to VOTE “FOR” All 12 DuPont Director Nominees on the WHITE Proxy Card Today WILMINGTON, Del. – April 30, 2015 – DuPont (NYSE: DD) today issued the following statement regarding an April 29, 2015 report issued by Glass, Lewis & Co. (Glass Lewis) relating to the election of directors at DuPont’s May 13, 2015 Annual Meeting of Shareholders. We are pleased that in its report, Glass Lewis recognizes that “DuPont's total shareholder returns during management's tenure, both before and after Trian's investment, are indicative of strong performance.”i In addition, the Glass Lewis report notes that: i Permission to use quotes neither sought nor obtained “Upon review of the Company's operating plan, we generally find DuPont's strategic vision to be compelling.” “With Ms. Kullman at the helm, DuPont's business portfolio has been shifted toward the higher growth and margin opportunities that the Company believes its ongoing platform, with certain perceived synergies, is uniquely positioned to capitalize upon.” “Looking at the DuPont board, we see among the current directors a wealth of both operational and board experience at major public companies, most with strong records of delivering returns for shareholders.” “half of the [DuPont] incumbents have joined the board since 2011, ensuring fresh perspectives are represented in the boardroom.” “The incumbents [also] embody a diverse mix of skills and experience across multiple disciplines, resulting in a board that appears to be thoughtfully constructed to address the ongoing prerequisites of board service at DuPont.” Despite its recognition of DuPont’s strong performance, strategic vision and world-class Board, Glass Lewis reached the wrong conclusion in failing to recommend a vote for all 12 of DuPont's nominees on the WHITE proxy card. For nearly two years, Nelson Peltz has sought representation on the DuPont Board for one reason only: to advance his firm’s high-risk, value destructive agenda to break up and add excessive debt to DuPont, which would result in a less competitive company with weaker prospects for value creation. Glass Lewis noted that “ a break up of DuPont at this juncture is likely not the best alternative to enhance shareholder

Each and Every Vote is Important! Shareholders with questions about how to vote their shares may contact: INNISFREE M&A INCORPORATED Shareholders Call Toll-Free: (877) 750-9501 Banks and Brokers Call Collect: (212) 750-5833 REMEMBER: We urge shareholders to simply discard any “gold” proxy card they may receive from Trian. Submitting a vote on the gold proxy card – even if shareholders "withhold" on Trian's nominees – will revoke any vote previously submitted on DuPont's WHITE proxy card. The best way to support the DuPont Board is to vote using ONLY the WHITE proxy card. value." Importantly, Trian’s only recent experience in DuPont’s industry was when, as a Board member, it presided over the bankruptcy and complete destruction of all shareholder value at Chemtura. In contrast, DuPont’s Board and management team have delivered total shareholder returns of 266%ii over the past six years, outperforming both the S&P 500 and the Company’s proxy peers. The actions the Board has taken to transform DuPont are producing results, which are clearly visible in the 6% segment sales growthiii and 19% adjusted operating EPS compounded annual growth rate of our ongoing, post-spin business giving us strong confidence in the momentum of the next generation DuPont.iv ii Thomson Reuters Datastream, (12/31/2008 – 12/31/2014). Total shareholder return is calculated as the appreciation or depreciation of a particular share, plus any dividends, over a given period, expressed as a percentage of the share’s value at the beginning of the period. Closing prices are adjusted for spin-offs, stock splits, rights and special dividends. iii Segment sales include transfers and exclude Performance Coatings, Performance Chemicals and Other; Compounded Annual Growth Rate (CAGR) is calculated from 12/31/08 – 12/31/14. iv Adjusted operating EPS compound annual growth rate is calculated from 12/31/08 – 12/31/14 and is defined as diluted earnings per share from continuing operations excluding non-operating pension/OPEB costs, significant items, Performance Chemicals and Pharma. As required under U.S. GAAP, EPS from continuing operations excludes Performance Coatings for all periods presented. Reconciliations of non-GAAP measures to GAAP are included above. The DuPont Board and management team have been executing a bold, multi-year strategic transformation that is delivering higher growth and higher value now while positioning the Company for the future. DuPont does not need a director with a track record of value destruction in our industry and who is relentlessly pursuing a preconceived, high-risk breakup agenda. DuPont strongly urges shareholders to vote the WHITE proxy card today FOR all 12 of DuPont’s highly- qualified and experienced director nominees: Lamberto Andreotti, Edward D. Breen, Robert A. Brown, Alexander M. Cutler, Eleuthère I. du Pont, James L. Gallogly, Marillyn A. Hewson, Lois D. Juliber, Ellen J. Kullman, Ulf M. Schneider, Lee M. Thomas and Patrick J. Ward. DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders, we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit www.dupont.com.

USE OF NON-GAAP MEASURES:

This letter to shareholders contains certain non-GAAP measurements that management believes are meaningful to investors because they provide insight with respect to operating results of the company and additional metrics for use in comparison to competitors. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with previously published company reports on Forms 10-K, 10-Q, and 8-K. These reports, along with reconciliations of non-GAAP measures to GAAP are available on the Investor Center of www.dupont.com under Key Financials & Filings. Reconciliations of non-GAAP measures to GAAP are provided below.

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

RECONCILIATION OF ADJUSTED OPERATING EPS	Year 2014	Year 2008
EPS from continuing operations (GAAP)	3.90	2.28
Add: Significant Items	0.01	0.42
Add: Non-Operating Pension & OPEB Costs / (Credits)	0.10	(0.28)
Operating EPS (Non-GAAP)	4.01	2.42
Less: Performance Chemicals [(a),(b)]	0.82	0.59
Less: Pharma [(c)]	0.02	0.73
Adjusted Operating EPS (excluding Performance Chemicals, Pharma) (Non-GAAP)	3.17	1.10

(a) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals.

(b) Performance Chemicals operating earnings assumes a base income tax rate from continuing operations of 19.2% and 20.4% for 2014 and 2008, respectively.

(c) Pharma operating earnings assumes a 35% tax rate.

YearYear20142008Total Segment Sales (a)35,011 Less: Performance Chemicals (b)6,497 Less: Other5 Total Segment Sales (excluding Performance Chemicals and Other)28,509 SEGMENT ADJUSTED OPERATING EARNINGSSegment Pre-tax Operating Income (PTOI) (GAAP) (c)6,356 Less: Performance Chemicals PTOI (b)913 Less: Other/Pharma PTOI(391) Less: Corporate Expenses (d)572 Add: Significant Items (e)(444) Segment Adjusted Operating Earnings (excluding Performance Chemicals and Other/Pharma) (f) (Non-GAAP)4,818 (a) Segment sales includes transfers. (b) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals. (e) Represents significant items included in Segment PTOI, excluding those related to Performance Chemicals and Other/Pharma. (f) Segment adjusted operating margin (non-GAAP) is based on total segment sales and segment adjusted operating earnings, excluding Performance Chemicals and Other/Pharma. RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED) (dollars in millions) SEGMENT SALES(c) Segment PTOI is defined as income (loss) from continuing operations before income taxes excluding non-operating pension and other postretirement employee benefit costs, exchange gains (losses), corporate expenses and interest. (d) Represents total corporate expenses excluding significant items, an estimate of DuPont Performance Coatings residual costs and an estimate for an amount that would be allocated to Performance Chemicals. Forward Looking Statements This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information. ADDITIONAL INFORMATION AND WHERE TO FIND IT DuPont has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2015 Annual Meeting. DUPONT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. DuPont, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from DuPont stockholders in connection with the matters to be considered at DuPont’s 2015 Annual Meeting. Information about DuPont’s directors and executive officers is available in DuPont’s definitive proxy statement, filed with the SEC on March 23, 2015, for its 2015 Annual Meeting. To the extent holdings of DuPont’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with DuPont’s 2015 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by DuPont with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at DuPont’s website at www.dupont.com or by contacting DuPont Investor Relations at (302) 774-4994. # # #